VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES

EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries and joint ventures of Volt as of January 11, 2002 (exclusive of certain subsidiaries which, if considered in the aggregate, would not, as of November 4, 2001, constitute a significant subsidiary within the meaning of Rule 1-02(v) of Regulation S-X). All of such subsidiaries, to the extent they were active and owned by the Company during fiscal 2001, are included as consolidated subsidiaries in the Registrant's consolidated financial statements as of November 4, 2001.

Name (1)                                          Jurisdiction of Incorporation
--------                                          -----------------------------

Volt Delta Resources, Inc.                        Nevada
Volt Delta Resources, Inc.                        Delaware
Jefferson-Adams Corporation                       New Jersey
Volt Real Estate Corporation                      Delaware
VIS, Inc.                                         Delaware
Volt Directories S.A., Ltd.                       Delaware
Volt Holding Corp.                                Nevada
Volt Realty Two, Inc.                             Nevada
500 South Douglas Realty Corp.                    Delaware
14011 So. Normandie Ave. Realty Corp.             Nevada
Volt Orangeca Real Estate Corp.                   Delaware
Volt Australia, Ltd.                              Delaware
Shaw & Shaw, Inc.                                 Delaware
Volt Technical Resources, LLC.                    Delaware
Volt ATRD Corp.                                   Delaware
Sierra Technology Corporation                     California
Volt Opportunity Road Realty Corp.                Delaware
Nuco II, Ltd.                                     Delaware
Volt Management Corp.                             Delaware
Volt Technical Corp.                              Delaware
Fidelity National Credit Services Ltd.            California
Nuco I, Ltd.                                      Nevada
Volt Information Sciences Funding, Inc.           Delaware
Volt Viewtech, Inc.                               Delaware
Volt Asia Enterprises, Ltd.                       Delaware
Volt STL Holdings, Inc.                           Delaware
DataNational of Georgia, Inc.                     Georgia
DataNational, Inc.                                Delaware
Volt Road Boring Corp.                            Florida
Volt Telecommunications Group, Inc.               Delaware
Volt Publications, Inc.                           Delaware
Volt Maintech, LLC                                Delaware
Volt Gatton Holding, Inc.                         Delaware
Maintech, Incorporated                            Delaware
Volt SRS Limited                                  Delaware

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES

Name (1)                                         Jurisdiction of Incorporation
--------                                         -----------------------------

ProcureStaff, Ltd.                               Delaware
VMC Consulting Corporation                       Delaware
Volt Delta B.V.                                  Netherlands
Volt Delta Europe, Limited                       United Kingdom
Volt Resource Management Limited                 United Kingdom
Tainol, S.A.                                     Uruguay
Volt Human Resources (VHRI), Inc.                Canada
Volt Services Group (Netherlands) B.V.           Netherlands
Volt Jantec, Inc. (2)                            Delaware
Volt System I, J.V., Inc. (3)                    California
Volt Directory Marketing, Ltd. (4)               Delaware
Volt Europe Limited (formerly Gatton Volt
  Computing Group Limited)                       United Kingdom
Gatton Volt Consulting Group Limited             United Kingdom
Gatton Volt Computastaff Limited                 United Kingdom
Gatton Computer Services GmbH                    Germany
Gatton Computer Services BV                      Netherlands
Volt Europe (Belgium) SPRI                       Belgium
Volt Europe (Espana) SPA                         Spain
Volt Europe Temporary Services Limited           United Kingdom
VMC Consulting Europe Limited                    United Kingdom
Volt Europe (France) SRL                         France
Volt Europe (Italia) SRL                         Italy
Volt Europe (Deutschland) GmbH                   Germany
Volt Netherlands Holding BV                      Netherlands
Volt Telecom BV                                  Netherlands
Volt Europe (Nederland) BV                       Netherlands
westVista Advertising Services of Texas,
  LLC (5)                                        Texas
westVista Advertising Services, LLC (5)          Delaware

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(1) Except as noted, each named subsidiary is wholly owned, directly or indirectly, by Volt Information Sciences, Inc., except that, in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors.
(2) 60% owned subsidiary.
(3) 75% owned subsidiary.
(4) 80% owned subsidiary.
(5) 50% owned joint venture.